Exhibit 10.11

LEASE AND OPTION AGREEMENT

THIS LEASE AND OPTION AGREEMENT made and entered into this 15 day of June, 2011 by and between IOLA CORPORATION an Idaho corporation, whose address is 5028 W. Baywood, Boise, Idaho 837003, hereinafter referred to as the LESSOR, and SHOSHONE SILVER/GOLD MINING CO., whose address is 3714 W. Industrial Loop, Coeur d'Alene, Idaho 83815, hereinafter referred to as the LESSEE.

WITNESSETH:

Now paid by LESSEE, the receipt and sufficiency thereof is hereby acknowledged, and of the terms, covenants, and conditions to be kept and performed by the parties hereto, the LESSOR hereby sole and exclusive possession and control, with rights of ingress and egress, both on the surface and underground, for the purposes of prospecting, mining, stripping, or otherwise producing, processing, and storing ores and/or minerals on property of that certain mining ground known as the IOLA CLAIM GROUP as described in Mineral Survey No. 2413, Boise City Land District, Warren Mining District, Idaho, the legal description of which is attached hereto, marked Exhibit "A" and referred to herein as if set forth in full.

TERMS OF LEASE AND OPTION:

The term of the first year of this lease and option, unless sooner forfeited, canceled, terminated or surrendered as hereinafter provided, is from date of signing this Lease Agreement and Option by both parties through May 11, 2014, and may be extended in mutual consent.

RENTAL:

The LESSEE agrees to pay as rental for said premises the sum of Twenty Thousand Dollars ($20,000.00) and 100,000 shares of SHOSHONE SILVER/GOLD MINING CO. stocks for the first year's rental with the first Ten Thousand ($10,000) and 100,000 shares of stock paid due upon signing this agreement and the remaining balance of Ten Thousand ($10,000) due on or before November 1, 2011. Per each year after, Ten Thousand Dollars ($10,000.00) will be payable on or before May 11, 2012 and May 11, 2013 with the lease ending May 11, 2014.

ROYALTY:

LESSEE agrees to pay a sliding scale Net Smelter Return royalty to the LESSOR pertaining to any metal sales proceeds, less applicable shipping, smelting costs, and taxes based on metal output, production and sales on and ores extracted from the property under this lease agreement. This royalty shall terminate as of the closing date in the event that the OPTION TO

PURCHASE described below is exercised. Payment of such Royalty shall be made by Lessor to Lessee within thirty (30) days of Lessor's having been paid for the mining/gold recovery. Lessee shall provide proof of such payment to the Lessor upon Lessor's written request. The sliding scale royalty is as follows:

GOLD PRICE	
$1 to $400	4% of net smelter return
$401 to $800	6% of net smelter return
$801 and greater	8% of net smelter return

OPTION TO PURCHASE:

LESSOR hereby grants to Lessee during the term of this lease, the sole and exclusive option to purchase the herein described property, including all mineral rights, water rights, timber rights and any other rights to said property while this agreement is in effect and not otherwise in default. The total purchase price upon exercise of such option shall be One Million Dollars ($1,000,000.00) payable, in cash, upon exercise of such Option. No deduction for this option price shall be made for any rent paid Lessor per this Agreement. Should LESSOR exercise this option it shall give written notice of its intent to exercise this Option, prior to termination of the agreement in writing, to Lessor at c/o Kenneth L. Smith, 5028 W. Baywood Street, Boise, Idaho 83703. Should LESSE give notice that it is exercising its option to purchase the said property, LESSOR shall cause to be prepared appropriate instruments conveying the property to LESSEE, or as it may direct or to its assign, conveying said property free and clear of all encumbrances. LESSEE shall have a reasonable time hereafter, not longer than Thirty (30) days, to examine the title. If objection to the title is raised by the LESSEE, then the LESSOR agrees to take all requisite actions necessary to validate the title.

WARRANTY OF TITLE:

LESSOR specifically represents that it holds exclusive possessory title, to the property described in Exhibit "A".

WORK REQUIREMENTS:

LESSEE agrees to perform all work on said property in a good and minerlike manner. LESSEE further agrees to keep such mining claims in good standing and will annually file the necessary proofs of Labor upon such claims under local, state, and federal laws or regulations and provide copies of the same to Lessor.

FORCE MAJEURE:

LESSEE shall not be required to mine or otherwise operate the property during such time as it shall be prevented from doing so by strikes, walkouts, fire, floods or other causes beyond its control. This lease is to be extended for time equal to that LESSEE is prevented from operating under the above provisions.

FORFEITURE:

Should LESSEE fail to make the payments required per the terms of this Agreement or otherwise default in the performance of any other terms or conditions of the Agreement, LESSOR may give notice to LESSEE by registered mail of its intention to terminate said lease. If such default is not cured within thirty (30) days after mailing by registered mail LESSOR may declare this lease null and void and give notice to LESSEE to that effect. LESSEE agrees to peaceably surrender said premises or LESSOR may go in and on said premises and remove all persons therefrom and reclaim the ownership and possession of the same. Provided, however, if LESSEE'S default is cured, then the lease shall remain in full force and effect.

TAXES, WORKMEN'S COMPENSATION, ETC.:

LESSEE agrees that during the term hereof:

(a) LESSEE will pay, when due and before delinquent, all taxes levied or assessed against the property and all personal property taxes levied and assessed against all personal property, machinery, and equipment places thereon.

(b) LESSEE will pay any taxes which may be levied upon the mineral rights of the property and will pay when due all occupational, license, output, production, sales, and other taxes upon or in connection with ores or minerals extracted from the property, except income or other taxes levied and assessed on income of LESSOR.

(c) LESSEE will comply with all applicable laws, safety regulations, and ordinances in the operation and development of said property and shall not permit or suffer any liens of any kind or nature to accrue or attach against said property for any work done or machinery, equipment, or materials furnished thereon at the instance or request of or on behalf of LESSEE.

(d) LESSEE shall, at all times, keep and maintain a policy of comprehensive general liability insurance naming as a additional insured LESSOR, which policy of insurance shall have minimum policy limits of One Million Dollars ($1,000,000.00) or such other amount as from time to time requested by LESSOR.

INSPECTION RIGHTS:

LESSEE agrees that any and all work which is performed under the terms of this agreement shall be performed in a good miner like manner and in accordance with good mining

practices. LESSOR and its authorized agents shall have the right at all reasonable times to inspect the workings during working hours. The right of the LESSOR to enter the mine workings or plant operations of LESSEE shall be at the LESSOR's sole risk and LESSOR shall indemnify and hold harmless LESSEE from any damage, claims, or demands by reason of injury to or presence of LESSOR or its agents in the mine workings or plants.

REMOVAL OF MACHINERY:

Upon the termination of this agreement, LESSEE shall have the obligation to remove from the premises all machinery, tools, and other equipment placed thereon by it within a period of ninety (90) days from the date of termination of this Lease.

NOTICES:

All notices given or required to be given under the terms of this agreement shall be in writing, sent by certified or registered mail, addressed to the parties as follows:

To LESSOR: Iola Corporation
5028 W. Baywood
Boise, ID 83703

To LESSEE: Shoshone Silver/Gold Mining Co.
3714 W. Industrial Loop
Coeur d'Alene, ID 83815

except as either party hereto shall hereafter instruct the other party by written notice to be appended to this agreement.

ASSIGNMENT:

This lease shall not be assigned by LESSEE without the written consent of LESSOR. LESSOR agrees not to unreasonably withhold said consent.

SUCCESSION:

This agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto.

HOLD HARMLESS:

LESSEE covenants and agrees to save and hold the LESSOR harmless from any claims, damages, causes of action, demands or actions of whatever nature arising out of LESSEE'S use and occupancy of the real property described herein and or its maintenance or operation of any mining operation conducted thereon.

IN WITNESS WHEREOF, the parties hereto have set their hands or executed these presents by their duly authorized agents the day and year first above written.

IOLA COPORATION
By: Kenneth L. Smith
KENNETH L. SMITH
Title: SEC- TRES
The LESSOR

STATE OF IDAHO }
} ss.
County of Ada }

On this 2nd day of June, 2011, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared KENNETH L. SMITH, known or identified to me to be the Secretary/Treasurer of Silver King Limited, the limited partnership that executed the within instrument, and acknowledged to me that he executed the same for and on behalf of said limited partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written

BEN GRAYSON
Notary Public
State of Idaho

Notary Public for the State of Idaho
My commission Expires: 7/19/12

SHOSHONE SILVER/GOLD MINING CO.
By: Lex Smith
LEX SMITH
Title: President
The LESSEE

STATE OF IDAHO }
} ss.
County of Kootenai }

On this 8th day of June, 2011, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared LEX SMITH, known or identified to me to the President of SHOSHONE SILVER/GOLD MINING CO., the company that executed the within instrument, and acknowledged to me that he executed the same for and on behalf of said limited partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written

Notary Public for the State of Idaho
My commission Expires: 03-07-2013

MELANIE L. FARRAND
NOTARY
PUBLIC
STATE OF IDAHO

CROSS INDEX PLAT

T. 22 N R. 7E BOISE MERIDIAN

1



WEDGE
LAMAR
DAISEY
PRIVATE LAND
IOLA
BALTIMORE
U.S.F.S.
U.S.F.S.

All CORNERS REMONUMENTED 1982

LEGEND

Corners filed under this cross index plat

Certificates filed in adjoining township as indicated by solid quadrant(s).

Each corner certificate is identified by an alphabetical-numerical coordinate number which is derived from the system shown on the above township diagram. For example, the quarter-corner between Section 5 and 6 is identified as Corner C-5.

Corners such as meander corners or subdivision corners which are not located at intersecting lines on the above diagram will be identified by reference to the nearest applicable coordinate lines, thus: AB-1; M-1-2; VW-19-20.

Corners common to adjoining townships will be identified by coordinates of the townships in which the certificates are to be filed.

Within each township record, the certificates will be filed in alphabetical-numerical sequence.

T. 22 N R. 7E BOISE MERIDIAN
MS 2413

TOWNSHIP 22 NORTH, RANGE 7 EAST, BOISE MERIDIAN, IDAHO

DEPENDENT RESURVEY

MINERAL SURVEY NO. 2413

IOLA GROUP



WEDGE
LAMAR
DAISEY
PRIVATE LAND
IOLA
BALTIMORE
U. S. F. S.
U. S. F. S.
SCALE IN FEET

INSTRUMENT No. 311329
STATE OF IDAHO
COUNTY OF IDAHO

I HEREBY CERTIFY THAT THIS INSTRUMENT WAS FILED FOR RECORD AT THE REQUEST OF PAYETTE NATIONAL FOREST
AT ______ MINUTES PAST ______
____ DAY OF ____________, 19__
IN MY OFFICE AND DULY RECORDED IN BOOK ______
OF ______
ON PAGE ______

RECORDER

BY ______ DEPUTY

FEE ______

LEGEND

NATIONAL FOREST BOUNDARY SURVEYED AND POSTED

F.S. REMONUMENTED CORNERS 1982

F.S. RE-ESTABLISHED AND MONUMENTED CORNERS 1982

FOREST SERVICE PROPERTY CORNER

VERTICLE LETTERING-SURVEY INFORMATION

INCLINE LETTERING-G.L.O INFORMATION

G.L.O. EVIDENCE (1909)

BASIS OF BEARING

ALL BEARINGS SHOWN, EXCEPT THOSE NOTED AS G.L.O., ARE BASED ON THE G.L.O. RECORD FOR THE LINE BETWEEN CORNERS 1 AND 2 OF WEDGE

CERTIFICATE OF SURVEY

I, MICHAEL ______, LS NO. ___, STATE OF IDAHO, DO HEREBY CERTIFY THAT THE SURVEY REPRESENTED ON THIS PLAT WAS PERFORMED BY ME OR UNDER MY SUPERVISION IN ACCORDANCE WITH THE LAWS OF THE STATE OF IDAHO, AS AN AGENT OF THE U.S. DEPARTMENT OF AGRICULTURE, FOREST SERVICE

RECORD-OF-SURVEY-PLAT
U.S. DEPARTMENT OF AGRICULTURE FOREST SERVICE
SURVEY NATIONAL FOREST BOUNDARIES, TOWNSHIP 22 NORTH, RANGE 7 EAST, BOISE MERIDIAN, MINERAL SURVEY NO. 2413, IDAHO COUNTY, IDAHO

Exhibit A